EXHIBIT INDEX


(12) Tax opinion for Reorganization of RiverSource Global Balanced Fund and RiverSource Balanced Fund.

(16) Directors/Trustees Power of Attorney to sign this Registration Statement and its amendments, dated Jan. 11, 2006.